Exhibit (h)(7)(iii)
SCHEDULE A
TO THE EXPENSE LIMITATION AGREEMENT FOR
CERTAIN SERIES OF ALLIANZ FUNDS MULTI-STRATEGY TRUST
(updated as of _______, 2013)
Funds

		Expense	Expense Limitation	Recoupment Period
Fund Name	Class	Limit	Expiration Date	Expiration Date
AllianzGI Retirement Income Fund			3/31/14	11/30/17
	A	0.95%
	C	1.70%
	D	1.05%
	R	1.30%
	P	0.65%
	R6	0.55%
	Administrative	0.90%

AllianzGI Retirement 2015 Fund			3/31/14	11/30/17
	A	0.97%
	C	1.72%
	D	1.07%
	R	1.32%
	P	0.67%
	R6	0.57%
	Administrative	0.92%

AllianzGI Retirement 2020 Fund			3/31/14	11/30/17
	A	0.99%
	C	1.74%
	D	1.09%
	R	1.34%
	P	0.69%
	R6	0.59%
	Administrative	0.94%

AllianzGI Retirement 2025 Fund			3/31/14	11/30/17
	A	1.01%
	R	1.36%
	P	0.71%
	R6	0.61%
	Administrative	0.96%
[Schedule A to Expense Limitation Agreement]

		Expense	Expense Limitation	Recoupment Period
Fund Name	Class	Limit	Expiration Date	Expiration Date
AllianzGI Retirement 2030 Fund			3/31/14	11/30/17
	A	1.03%
	C	1.78%
	D	1.13%
	R	1.38%
	P	0.73%
	R6	0.63%
	Administrative	0.98%

AllianzGI Retirement 2035 Fund			3/31/14	11/30/17
	A	1.06%
	R	1.41%
	P	0.76%
	R6	0.66%
	Administrative	1.01%

AllianzGI Retirement 2040 Fund			3/31/14	11/30/17
	A	1.09%
	C	1.84%
	D	1.19%
	R	1.44%
	P	0.79%
	R6	0.69%
	Administrative	1.04%

AllianzGI Retirement 2045 Fund			3/31/14	11/30/17
	A	1.10%
	R	1.45%
	P	0.80%
	R6	0.70%
	Administrative	1.05%
[Schedule A to Expense Limitation Agreement]

		Expense	Expense Limitation	Recoupment Period
Fund Name	Class	Limit	Expiration Date	Expiration Date
AllianzGI Retirement 2050 Fund			3/31/14	11/30/17
	A	1.10%
	C	1.85%
	D	1.20%
	R	1.45%
	P	0.80%
	R6	0.70%
	Administrative	1.05%

AllianzGI Retirement 2055 Fund			3/31/14	11/30/17
	A	1.10%
	R	1.45%
	P	0.80%
	R6	0.70%
	Administrative	1.05%
[Schedule A to Expense Limitation Agreement]

     IN WITNESS WHEREOF, the Trust and the Manager have each caused this Schedule A to the Expense Limitation Agreement to be signed on its behalf by its duly authorized representative, as of the date first above written.

ALLIANZ FUNDS MULTI-STRATEGY TRUST

By:

Name:	Brian S. Shlissel
Title:	President

ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC

By:

Name:	Brian S. Shlissel
Title:	Managing Director
[Signature Page to Schedule A of Expense Limitation Agreement]